EXHIBIT 24.01

POWERS OF ATTORNEY

      The undersigned, a Director and/or Officer of TRO Learning, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint William R. Roach, John Murray and Mary Jo Murphy, his or her true and lawful attorneys and agents, each with full power and authority (acting alone and without the other) to execute in the name and on behalf of the undersigned as such Director and/or Officer, the Company’s Annual Report on Form 10-K and related amendments, if any. The undersigned hereby grants unto such attorneys and agents, and each of them, full power of substitution and revocation in the premises and hereby ratifies and confirms all that such attorneys and agents may do or cause to be done by virtue of these presents.

Dated this 26th day of January, 2000

/s/ JACK R. BORSTING

Jack R. Borsting
Director

/s/ TONY J. CHRISTIANSON

Tony J. Christianson
Director

/s/ JOHN L. KRAKAUER

John L. Krakauer
Director

/s/ VERNON B. LEWIS

Vernon B. Lewis
Director

/s/ JOHN PATIENCE

John Patience
Director